Exhibit 99.1

Blue Owl Capital Corporation III to Begin Trading on New York Stock Exchange

Announces Preliminary Q4 2023 Financial Results

NEW YORK — January 24, 2024 — Blue Owl Capital Corporation III (NYSE: OBDE or the “Company”), a leading business development company (“BDC”) focused on lending to U.S. upper middle-market companies, has received approval from the New York Stock Exchange (“NYSE”) and is expected to commence trading tomorrow, January 25, 2024, under the ticker symbol “OBDE.”

Preliminary Estimates of Fourth Quarter Results

For the quarter ended December 31, 2023, the Company estimates a net investment income (“NII”) per share range of $0.56 to $0.59, compared to $0.56 for the quarter ended September 30, 2023. The Company also estimates a net asset value (“NAV”) per share range of $15.52 to $15.58 as of December 31, 2023, compared to $15.40 as of September 30, 2023.

Estimates for the three months ended and as of
December 31, 2023*
NII per Share	$0.56 – $0.59
NAV per Share	$15.52 – $15.58

The Company expects to release full financial results for the fourth quarter and year ended December 31, 2023 on Wednesday, February 21, 2024 after market close. In addition to the press release, OBDE will distribute a shareholder letter the following day.

Advisors

BofA Securities, J.P. Morgan, RBC Capital Markets, Goldman Sachs & Co. LLC, MUFG, SMBC Nikko Securities America, Inc., and Truist Securities are serving as lead advisors to the Company in connection with the listing. Compass Point Research & Trading, LLC, Deutsche Bank Securities Inc., ING, JMP Securities, A Citizens Company, Keefe, Bruyette & Woods, Inc., KeyBanc Capital Markets, Morgan Stanley & Co. LLC, Natixis, Oppenheimer & Co. Inc., R. Seelaus & Co., LLC, Raymond James, Scotiabank, Societe Generale, and Wells Fargo Securities are also acting as co-advisors. Eversheds Sutherland (US) LLP acted as legal advisor to the Company.

ABOUT BLUE OWL CAPITAL CORPORATION III

Blue Owl Capital Corporation III (NYSE: OBDE) is a specialty finance company focused on lending to U.S. upper middle-market companies. As of September 30, 2023, OBDE had investments in 146 portfolio companies with an aggregate fair value of $3.6 billion. OBDE has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDE is externally managed by Blue Owl Diversified Credit Advisors, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and is a part of Blue Owl’s Credit platform.

* Company estimates for NII per share are calculated using 122,682,216 weighted average shares for the three months ended December 31, 2023. NAV per share estimates are calculated using 122,817,625 shares as of December 31, 2023.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, the Company’s management. Neither KPMG LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data.

These estimates are subject to the completion of the Company’s financial closing procedures, as well as the determination of the fair value of the Company’s investments as of December 31, 2023, and are not a comprehensive statement of the Company’s financial results as of December 31, 2023. Actual results may differ materially from these estimates as a result of the completion of the period and the Company’s financial closing procedures, final adjustments and other developments which may arise between now and the time that the Company’s financial results are finalized.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDE, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDE’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDE’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDE makes them. OBDE does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-419-3000

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

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